UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2004

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue,
Suite 102, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐                           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

As reported in its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on December 16, 2004 (the “Late Filing Notification”), InnSuites Hospitality Trust (the “Trust”) was unable to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ending October 31, 2004 without unreasonable effort or expense prior to the December 15, 2004 due date because of (1) the loss of its Controller, who’s assistance was integral to the preparation of its periodic reports, and (2) complex accounting issues required to be resolved in connection with the recent filing of its multi-proposal Proxy Statement and the recent Annual Meeting of the Trust’s shareholders.

Since the filing of the Late Filing Notification, the Trust has encountered additional issues associated with accounting for related party transactions and the presentation of discontinued operations.

The Trust will complete its analysis of these issues and file its financial statements for the fiscal quarter ending October 31, 2004 as promptly as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Anthony B. Waters
Anthony B. Waters

Chief Financial Officer

Date:  December 20, 2004